UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

Grayscale Ethereum Trust (ETH)

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42185	82-6677805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Ethereum Trust (ETH) Shares	ETHE	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Capitalized terms used and not defined herein have the meanings ascribed to them in the Prospectus dated July 22, 2024 (File No. 333-278880), filed on July 23, 2024 with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended.

Item 1.01 Entry into a Material Definitive Agreement.

Authorized Participant Agreements

Grayscale Investments, LLC, as sponsor (the “Sponsor”) on behalf of the Grayscale Ethereum Trust (ETH) (the “Trust”), and the Transfer Agent entered into Participant Agreements with Jane Street Capital, LLC, Virtu Americas LLC, Macquarie Capital (USA) Inc. and ABN AMRO Clearing USA LLC, pursuant to which such entities have agreed to act as Authorized Participants, in each case effective as of July 22, 2024. Each Participant Agreement is substantially in the form filed herewith as Exhibit 10.1.

The Trust issues common units of fractional undivided beneficial interest representing ownership in the Trust (“Shares”) to, and redeems Shares from, Authorized Participants on an ongoing basis, but only in one or more Baskets (with a “Basket” being a block of 10,000 Shares). The Participant Agreements set forth the procedures for the creation and redemption of Baskets by the Authorized Participants. Although the Trust creates Baskets only upon the receipt of Ether, and redeems Baskets only by distributing Ether or proceeds from the disposition of Ether, at this time an Authorized Participant can only submit “Cash Orders,” pursuant to which the Authorized Participant will deposit cash into, or accept cash from, a segregated account maintained by the Transfer Agent in the name of the Trust for purposes of receiving and distributing cash in connection with the creation and redemption of Baskets (such account, the “Cash Account”) in connection with the creation and redemption of Baskets. Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments, LLC (in such capacity, the “Liquidity Engager”), which will engage one or more eligible companies (each, a “Liquidity Provider”) that is not an agent of, or otherwise acting on behalf of, any Authorized Participant to obtain or receive Ether in connection with such orders. The Sponsor may in its sole discretion limit the number of Shares created pursuant to Cash Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Cash Orders in excess of such capped amount. The redemption of Shares pursuant to Cash Orders will only take place if approved by the Sponsor in writing, in its sole discretion and on a case-by-case basis.

The Trust is currently able to accept Cash Orders. However, and in common with other spot digital asset exchange-traded products, the Trust is not at this time able to create and redeem shares via in-kind transactions with Authorized Participants, and there has yet to be definitive regulatory guidance on whether and how registered broker-dealers can hold and deal in Ether in compliance with the federal securities laws. If NYSE Arca, Inc. (“NYSE Arca”) were to seek and obtain necessary regulatory approval from the Securities and Exchange Commission (the “SEC”) to amend its listing rules to allow “In-Kind Orders” (the “In-Kind Regulatory Approval”), in the future the Trust may also create and redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its designee (any such designee, an “AP Designee”) would deposit Ether or receive Ether directly from the Trust. However, because In-Kind Regulatory Approval has not been obtained, at this time Baskets will not be created or redeemed through In-Kind Orders and will only be created or redeemed through Cash Orders. There can be no assurance as to when such regulatory clarity will emerge, or when NYSE Arca will seek or obtain such regulatory approval, if at all. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust” in Exhibit 99.1 hereto, which is incorporated by reference herein, for more information.

The foregoing description is a summary and is qualified in its entirety by the form of Participant Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Sponsor may engage additional Authorized Participants in the future.

Updates to the description of creations and redemptions of the Trust’s Shares:

The Trust intends to create and redeem Shares in accordance with the procedures for creation and redemption of Shares set forth in the Trust Agreement, in the manner described in “Description of Creation and Redemption of Shares” set forth in Exhibit 99.2 hereto, which is incorporated by reference herein and supersedes the section set forth in “Part I—Item 1. Business—Description of Creation of Shares” in the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”).

Item 1.02 Termination of a Material Definitive Agreement.

Authorized Participant Agreement

In connection with the entry into the Participant Agreements referred to in Item 1.01 hereto, as of July 22, 2024, the Sponsor amended, restated and modified in its entirety the Participant Agreement, dated as of October 3, 2022, between the Sponsor and Grayscale Securities, LLC, a wholly owned subsidiary of the Sponsor and an affiliate and related party of the Trust, to remove the Trust as an entity covered by the Agreement.

Distribution and Marketing Agreement

Also as of July 22, 2024, the Sponsor amended, restated and modified in its entirety the Distribution and Marketing Agreement, dated as of October 3, 2022, among the Sponsor, the Trust and Grayscale Securities, LLC, a wholly owned subsidiary of the Sponsor and an affiliate and related party of the Trust, to remove the Trust as an entity covered by the Agreement. In its capacity as distributor and marketer, Grayscale Securities assisted the Sponsor in developing an ongoing marketing plan for the Trust, preparing marketing materials regarding the Shares, including the content on the Trust’s website, and executing the marketing plan for the Trust.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 23, 2024, the Trust completed its previously announced pro rata distribution of 310,158,500 shares of Grayscale Ethereum Mini Trust (ETH) (the “ETH Trust”) to shareholders of the Trust as of 4:00 PM ET on July 18, 2024 (the “Record Date”), as described in the Trust’s definitive information statement on Schedule 14C, filed with the SEC on July 18, 2024 (referred to as the “Initial Distribution”). In connection therewith, after 4:00 PM ET on July 22, 2024, the Trust contributed to the ETH Trust an amount of Ether equal to 10% of the total Ether held by the Trust as of the Record Date, equal to approximately 292,262.98913350 Ether, as consideration and in exchange for the issuance of shares of the ETH Trust.

Item 8.01 Other Events.

Listing on NYSE Arca

Shares of the Trust began trading on NYSE Arca on July 23, 2024, under the ticker symbol “ETHE.” Shares of the Grayscale Ethereum Mini Trust (ETH) also began trading on NYSE Arca on July 23, 2024, under the ticker symbol “ETH.”

Commencement of Redemption Program

On July 22, 2024, the Sponsor approved the commencement of a redemption program. The redemption procedures through which the Trust will redeem shares in exchange for distributions of Ether are set forth in Item 1.01 hereto.

Updates to the description of the Trust’s Shares:

Creation and Redemption of Shares

The Trust creates and redeems Shares at such times and for such periods as determined by the Sponsor, but only in one or more whole Baskets. A Basket equals 10,000 Shares. As of June 30, 2024, each Share represented approximately 0.0094 of one Ether. The creation of a Basket requires the delivery to the Trust of the number of Ether represented by one Share immediately prior to such creation multiplied by 10,000. The redemption of a Basket requires distribution by the Trust of the number of Ether represented by one Share immediately prior to such redemption multiplied by 10,000. The Trust may from time to time halt creations and redemptions for a variety of reasons, including in connection with forks, airdrops and other similar occurrences.

The Sponsor does not expect price differentials for Ether across Digital Asset Trading Platforms or the closure of any single Digital Asset Trading Platform to adversely impact the ability of Authorized Participants to implement arbitrage mechanisms, as Ether could be sourced through multiple Digital Asset Trading Platforms. The Sponsor acknowledges, however, that arbitrage mechanisms could be adversely impacted if trading of Ether was delayed or otherwise halted across multiple Digital Asset Trading Platforms, whether due to forces outside the Trust’s control or otherwise.

Updates to the Trust’s disclosure relating to Incidental Rights and IR Virtual Currency:

On July 29, 2019, the Sponsor delivered to the Custodian a notice (the “Pre-Creation Abandonment Notice”) stating that the Trust is abandoning irrevocably for no direct or indirect consideration, effective immediately prior to each time at which the Trust creates Shares (any such time, a “Creation Time”), all Incidental Rights and IR Virtual Currency to which it would otherwise be entitled as of such time. The Prime Broker Agreement provides that the Trust also will abandon irrevocably for no direct or indirect consideration, effective immediately prior to each Creation Time and each time at which the Trust redeems Shares (any such time, a “Redemption Time”), all Incidental Right or IR Virtual Currency to which it would otherwise be entitled as of such time (such provision, as amended or supplemented from time to time, the “Pre-Redemption Abandonment Notice” and, together with the Pre-Creation Abandonment Notice, the “Pre-Creation/Redemption Abandonment Notices”). An abandonment made pursuant to a Pre-Creation/Redemption Abandonment Notice is referred to herein as a “Pre-Creation/Redemption Abandonment.” Pursuant to the Pre-Creation/Redemption Abandonment Notices, a Pre-Creation/Redemption Abandonment would not apply to any Incidental Rights or IR Virtual Currency if (i) the Trust has taken, or is taking at such time, an “Affirmative Action” to acquire or abandon such Incidental Rights or IR Virtual Currency at any time prior to the relevant Creation Time or Redemption Time or (ii) such Incidental Rights or IR Virtual Currency has been subject to a previous Pre-Creation/Redemption Abandonment. An Affirmative Action refers to a written notification from the Sponsor to the Prime Broker, the Custodian or Coinbase Credit of the Trust’s intention (i) to acquire and/or retain an Incidental Right and/or IR Virtual Currency or (ii) to abandon, with effect prior to the relevant Creation Time or Redemption Time, an Incidental Right and/or IR Virtual Currency.

As a result of the Pre-Creation/Redemption Abandonment Notices, since July 29, 2019, the Trust has irrevocably abandoned, prior to the Creation Time of any Shares (and, since the Trust announced the reinstatement of its redemption program on July 22, 2024, prior to the Redemption Time of any Shares), any Incidental Right or IR Virtual Currency that it may have any right to receive at such time. The Trust has no right to receive any Incidental Right or IR Virtual Currency abandoned pursuant to either the Pre-Creation/Redemption

Abandonment Notices or Affirmative Actions. Furthermore, the Prime Broker, the Custodian and Coinbase Credit have no authority, pursuant to the Prime Broker Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such abandoned Incidental Right or IR Virtual Currency on behalf of the Trust or to transfer any such abandoned Incidental Right or IR Virtual Currency to the Trust if the Trust terminates its custodial arrangement with the Prime Broker, the Custodian and Coinbase Credit. In addition, the Sponsor has committed to cause the Trust not to take any Affirmative Action to acquire any Incidental Rights or IR Virtual Currency, thereby irrevocably abandoning any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future.

Because the Sponsor has now committed to causing the Trust to irrevocably abandon all Incidental Rights and IR Virtual Currency to which the Trust otherwise would become entitled in the future, and causing the Trust not to take any Affirmative Actions, the Trust will not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. In addition, in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency in-kind to an agent of the shareholders for resale by such agent. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NYSE Arca will seek or obtain this approval, if at all. See “Risk Factors—Risks Related to the Trust and the Shares—Shareholders will not receive the benefits of any forks or airdrops” in Exhibit 99.1 hereto, which is incorporated by reference herein, for more information.

The Sponsor has controls in place to monitor for material hard forks or airdrops. The Sponsor will notify investors of any material change to its policy with respect to Incidental Rights and IR Virtual Currency by filing a current report on Form 8-K.

For purposes of the foregoing:

•
“Creation Time”—With respect to the creation of any Shares by the Trust, the time at which the Trust creates such Shares.
•
“Pre-Creation/Redemption Abandonment”—The abandonment by the Trust, irrevocably for no direct or indirect consideration, all Incidental Rights and IR Virtual Currency to which the Trust would otherwise be entitled, effective immediately prior to a Creation Time or a Redemption Time (as the case may be) for the Trust.
•
“Pre-Creation/Redemption Abandonment Notices”—Together, the Pre-Creation Abandonment Notice and the Pre-Redemption Abandonment Notice.
•
“Redemption Time”—With respect to the redemption of any Shares by the Trust, the time at which the Trust redeems such Shares.

Updates to the Trust’s disclosure relating to U.S. federal income tax consequences:

If, in the future, In-Kind Regulatory Approval is obtained and the Trust redeems all or portion of a U.S. Holder’s Shares in exchange for the underlying Ether represented by the redeemed Shares, such redemption generally would not be a taxable event to the U.S. Holder. The U.S. Holder’s tax basis in the Ether received in the redemption generally would be the same as the U.S. Holder’s tax basis for the portion of its pro rata share of the Ether held in the Trust immediately prior to the redemption that was attributable to the Shares redeemed and the U.S. Holder’s tax basis in its remaining pro rata portion, if any, of the Ether held in the Trust after the redemption would be equal to the tax basis of its pro rata share of the total amount of the Ether held in the Trust immediately prior to the redemption, less the U.S. Holder’s tax basis in the Ether received in the redemption. The U.S. Holder’s holding period with respect to the Ether received would generally include the period during which the U.S. Holder held the Shares so redeemed. A subsequent sale of the Ether received in such redemption would generally be a taxable event.

After any sale or other disposition of fewer than all of a U.S. Holder’s Shares, the U.S. Holder’s tax basis in its pro rata share of the Ether held in the Trust immediately after the disposition will equal the tax basis in its pro rata share of the total amount of the Ether held in the Trust immediately prior to the disposition, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder on the disposition (or, in the case of a redemption pursuant to an In-Kind Order, if In-Kind Regulatory Approval is obtained, that is treated as the basis of the Ether received by the U.S. Holder in the redemption).

Updates to Glossary of Defined Terms:

Each of the following terms shall have the meaning set forth below and shall be incorporated by reference into, and supplement, the definitions in the “Glossary of Defined Terms” in, the Annual Report:

“Actual Execution Cash Order”—A Cash Order pursuant to which any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the Authorized Participant.

“Additional Creation Cash”—In connection with a creation pursuant to an Actual Execution Cash Order, the amount of additional cash required to be delivered by the Authorized Participant in the event the price realized in acquiring the corresponding Total Basket Amount is higher than the Total Basket NAV on the trade date.

“Additional Redemption Cash”—In connection with a redemption pursuant to an Actual Execution Cash Order, the amount of additional cash to be delivered to the Authorized Participant in the event the price realized in disposing the corresponding Total Basket Amount is higher than the Total Basket NAV on the trade date.

“Cash Account”—The segregated account maintained by the Transfer Agent in the name of the Trust for purposes of receiving cash from Authorized Participants in connection with creations of Shares and distributing cash to Authorized Participants in connection with redemptions of Shares.

“Cash Order”—An order for the creation or redemption of Shares pursuant to procedures facilitated by the Transfer Agent and pursuant to which a Liquidity Provider is engaged to facilitate the purchase or sale of Ether. A Cash Order may be executed as either a Variable Fee Cash Order or an Actual Execution Cash Order. Unless the Sponsor determines otherwise in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, all creations and redemptions pursuant to Cash Orders are expected to be executed as Variable Fee Cash Orders.

“Creation Basket”—Basket of Shares issued by the Trust upon deposit of the Basket Amount required for each such Creation Basket.

“Excess Creation Cash”—In connection with a creation pursuant to an Actual Execution Cash Order, the amount of excess cash to be returned to the Authorized Participant in the event the price realized in acquiring the corresponding Total Basket Amount is lower than the Total Basket NAV on the trade date.

“Liquidity Engager”—Grayscale Investments, LLC, in its capacity of engaging one or more Liquidity Providers.

“Redemption Cash Shortfall”—In connection with a redemption pursuant to an Actual Execution Cash Order, the amount by which the cash to be delivered to the Authorized Participant is reduced in the event the price realized in disposing the corresponding Total Basket Amount is lower than the Total Basket NAV on the trade date.

“Settlement Balance”—An account controlled and maintained by the Custodian to which cash and digital assets of the Trust are credited on the Trust’s behalf.

“Trust Agreement”—The Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of June 12, 2024, between the Trustee and the Sponsor establishing and governing the operations of the Trust, as amended by Amendment No. 1 thereto and as the same may be further amended from time to time.

“Variable Fee” —An amount in cash based on the Total Basket NAV, which shall be paid by the Authorized Participant in connection with Variable Fee Cash Orders. The amount may be changed by the Sponsor in its sole discretion at any time.

“Variable Fee Cash Order”—A Cash Order pursuant to which any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the applicable Liquidity Provider.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Participant Agreement (incorporated by reference to Exhibit 4.6 of Amendment No. 1 to the Registration Statement on Form S-3 (File No. 278880) filed with the SEC on May 30, 2024).
99.1	Risk Factors.
99.2	Description of Creation and Redemption of Shares.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC, as Sponsor of Grayscale Ethereum Trust (ETH)

Date:	July 24, 2024	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments, LLC, the Sponsor of the Registrant.